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                                                                   Exhibit 10.21

                       RESTRICTED STOCK AWARD AGREEMENT
                                   UNDER THE
                             PLANAR SYSTEMS, INC.
                           1996 STOCK INCENTIVE PLAN


     PLANAR SYSTEMS, INC. ("Planar" or the "Company") hereby grants to ____________ ______________ ("Grantee") on May 24, 1999 (the "Award Date"), a
Restricted Stock Award (the "Award") of the right to receive __________ shares of the Company's no par value common stock ("Shares") pursuant to the Planar Systems, Inc. 1996 Stock Incentive Plan as amended (the "Plan"). This Award is subject to the terms of the Plan and the following terms and conditions:


     1.  No Rights as Shareholder Prior to Issuance and Delivery of Shares.
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Grantee shall not be deemed for any purpose to be a shareholder of the Company as to any shares subject to this Award until the Shares have vested and been issued and delivered to Grantee in accordance with the Plan and this Agreement.

     2.  Issuance and Delivery of Shares.
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         a.  Vesting Schedule.  Except as the Plan or this Agreement may
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otherwise provide, twenty-five percent (25%) of the Shares subject to this Award shall vest and be issued and delivered at each of May 24, 2000, May 24, 2001, May 24, 2002 and May 24, 2003 (or, if any such date is not a business day, the first business day after any such date).

         b.  Acceleration.  Subject to any restrictions specified in the Plan,
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notwithstanding any other provision of this Agreement the Compensation Committee of the Board of Directors of the Company (the "Committee") may at any time, in its sole discretion, accelerate the date of issuance and delivery of all or a portion of the Shares subject to this Award.

         c.  Rights of Grantee with Respect to Shares Delivered.  Grantee shall
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enjoy all shareholder rights with respect to Shares that have vested and been issued and delivered, and such Shares shall no longer be subject to the terms of the Plan or this Agreement.

     3.  Termination of Employment.  In the event that Grantee's "Continuous
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Status as an Employee or Consultant" (as defined in the Plan) terminates for any reason, including retirement, death or disability (the "Date of Termination"), this Award shall immediately expire and no additional Shares shall be vested or issued and delivered to Grantee pursuant to this Award. Grantee's Date of Termination for purposes of this Agreement shall be determined by the Committee, which determination shall be final.

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     4.  Nontransferability of this Award.  This Award may not be sold,
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transferred, assigned, pledged, or encumbered and any such attempted action shall be void. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

     5.  Withholding Taxes.  To the extent that the vesting, issuance and
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delivery of any Shares pursuant to this Agreement results in income to Grantee for federal or state income tax purposes, Grantee shall deliver to the Company at the time of such vesting, issuance and delivery such amount of money or shares of unrestricted common stock of the Company as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if Grantee fails to do so, the Company is authorized to withhold from any cash or other remuneration then or thereafter payable to Grantee any tax required to be withheld by reason of such resulting compensation income.

     6.  Tax Consequences.  Some of the federal tax consequences relating to
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this Award, as of the date of this Award, are set forth below.  Although Oregon tax consequences for Oregon residents are substantially similar to the federal tax consequences discussed below, the Company has not reviewed the tax laws of other states which may apply if the Grantee is not an Oregon resident. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND STATE AND FEDERAL TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE GRANTEE SHOULD CONSULT A TAX ADVISOR BEFORE DISPOSING OF THE SHARES.

     Grantee will recognize ordinary income for the full amount of the fair market value of all Shares that are vested, issued and delivered to Grantee pursuant to this Agreement on the date that such Shares vest. If permitted under the Company's Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), Grantee could defer the ordinary income impact by electing to include the Shares that will vest under this Agreement in the Deferred Compensation Plan pursuant to the terms and conditions thereof. Grantee would then have to recognize ordinary income for the market value of the stock as of the date the shares are removed from the Deferred Compensation Plan. The payout periods and early withdrawal election periods would be as set forth in the Deferred Compensation Plan.

     Once Grantee has recognized ordinary income on Shares vesting pursuant to this Agreement, any further appreciation in the value of such Shares would be taxed in accordance with capital gains regulations.

     7.  Termination of Agreement.  This Agreement shall terminate on the
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earlier of Grantee's Date of Termination or May 31, 2003.

     A copy of the Plan as amended through the date hereof has been delivered to Grantee, receipt of which Grantee hereby acknowledges, and shall control in the event of a discrepancy

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between this Agreement and the Plan.  Defined terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Plan.


       PLANAR SYSTEMS, INC.


       By:________________________


       Accepted as of May 24, 1999:

       GRANTEE

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